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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements pertaining to the Employee Qualified Stock Purchase Plan (Form S-8 No. 33-86454), Amended and Restated Employee Qualified Stock Purchase Plan (Form S-8 No. 333-86511), 1995 Stock Option Plan (Form S-8 No. 33-93856), Stock Option Plan for Non-Employee Directors (Form S-8 No. 33-93844), The Interpore Cross International 1999 Consultants Stock Option Plan (Form S-8 No. 333-86523) and Amended and Restated Stock Option Plan (Form S-8 No. 333-86290) of Interpore International, Inc. and the Amended and Restated 1994 Stock Option Plan (Form S-8 No. 333-53775) pertaining to the Assumed Options of Cross Medical Products, Inc. of our report dated February 2, 2001 with respect to the consolidated financial statements and schedule of Interpore International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                  /s/ Ernst & Young LLP

Orange County, California
March 26, 2001